As filed with the Securities and Exchange Commission on January 23, 2013

Registration No. 333-___

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACTUANT CORPORATION

(Exact name of registrant as specified in its charter)

WISCONSIN	39-0168610
(State or other jurisdiction of	(I.R.S. Employer
incorporation of organization)	Identification No.)

N86 W12500 Westbrook Crossing

Menomonee Falls, Wisconsin 53051

(Address and Zip Code of Principal Executive Offices)

ACTUANT CORPORATION 2009 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Andrew G. Lampereur	Copy to:
Executive Vice President and Chief Financial Officer Actuant Corporation N86 W12500 Westbrook Crossing Menomonee Falls, Wisconsin 53051	Helen R. Friedli, P.C. Eric Orsic McDermott Will & Emery LLP 227 West Monroe Street Chicago, Illinois 60606

(Name and address of agent for service)

(262) 293-1500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Class A Common Stock, par value $0.20 per share	4,000,000 shares	$28.98	$115,920,000	$15,811.49

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of additional shares which may be issued if the anti-dilution and adjustment provisions of the plan become operative.
(2)	Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon $28.98 per share, which is the average of the high and low sales prices of the Class A Common Stock reported on the New York Stock Exchange on January 17, 2013.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement relates to the Second Amendment to the Actuant Corporation 2009 Omnibus Incentive Plan, which increases the number of shares of Class A Common Stock authorized and reserved for issuance thereunder by 4,000,000 shares. Pursuant to General Instruction E of Form S-8, the Registration Statement on Form S-8 relating to the plan (File No. 333-156734) filed by the Registrant with the Securities and Exchange Commission is incorporated herein by reference.

Item 8. Exhibits.

Reference is made to the Exhibit Index.

*    *    *

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Menomonee Falls, State of Wisconsin, on January 23, 2013.

ACTUANT CORPORATION

By:	/s/ Andrew G. Lampeurer
Name:	Andrew G. Lampereur
Title:	Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Robert C. Arzbaecher and Andrew G. Lampereur, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 23, 2013.

Signature	Title

/s/ Robert C. Arzbaecher Robert C. Arzbaecher	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Gurminder S. Bedi Gurminder S. Bedi	Director

/s/ Gustav H. P. Boel Gustav H. P. Boel	Director and Executive Vice President

/s/ Thomas J. Fischer Thomas J. Fischer	Director

/s/ William K. Hall William K. Hall	Director

/s/ R. Alan Hunter, Jr. R. Alan Hunter, Jr.	Director

/s/ Robert A. Peterson Robert A. Peterson	Director

/s/ Holly A. Van Deursen Holly A. Van Deursen	Director

/s/ Dennis K. Williams Dennis K. Williams	Director

/s/ Andrew G. Lampereur Andrew G. Lampereur	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Matthew P. Pauli Matthew P. Pauli	Controller (Principal Accounting Officer)

ACTUANT CORPORATION

EXHIBIT INDEX

TO

FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description

4.1(a)	Articles of Incorporation of Actuant Corporation (incorporated herein by reference to Exhibit 4.9 to Actuant Corporation’s Quarterly Report on Form 10-Q for the quarter ended February 28, 2001)

4.1(b)	Amendment to Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1(b) to Actuant Corporation’s Form 10-K for the fiscal year ended August 31, 2003)

4.1(c)	Amendment to Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to Actuant Corporation’s Form 10-K for the fiscal year ended August 31, 2004)

4.1(d)	Amendment to Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to Actuant Corporation’s Current Report on Form 8-K filed July 18, 2006)

4.1(e)	Amendment of Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to Actuant Corporation’s Current Report on Form 8-K filed January 14, 2010)

4.2	Amended and Restated Bylaws, as last amended effective October 18, 2007 (incorporated herein by reference to Exhibit 3.1 to Actuant Corporation’s Current Report on Form 8-K filed on October 23, 2007)

5.1	Opinion (including consent) of McDermott Will & Emery LLP as to the legality of the securities to be issued.

23.1	Consent of PricewaterhouseCoopers LLP.

24.1	Powers of Attorney (set forth on signature page).

99.1	Actuant Corporation 2009 Omnibus Incentive Plan (incorporated herein by reference to Exhibit A to the definitive proxy statement dated December 5, 2008 relating to the Company’s annual meeting of shareholders held on January 9, 2009).

99.2	First Amendment to Actuant Corporation 2009 Omnibus Incentive Plan (incorporated herein by reference to Exhibit A to the definitive proxy statement dated December 4, 2009 relating to the Company’s annual meeting of shareholders held on January 12, 2010).

99.3	Second Amendment to Actuant Corporation 2009 Omnibus Incentive Plan (incorporated herein by reference to Exhibit A to the definitive proxy statement dated December 3, 2012 relating to the Company’s annual meeting of shareholders held on January 15, 2013).